EXHIBIT 99.18

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL MANAGEMENT ISSUES A STATEMENT WITH REGARD TO ITS MUTUAL
FUND ADVISORY BUSINESS

New York, NY, September 30, 2003 – As has been publicly reported, the Office of the New York State Attorney General (“NYAG”) and the United States Securities and Exchange Commission (“SEC”), are investigating practices in the mutual fund industry identified as  “market timing” and “late trading” of mutual fund shares.

Alliance Capital Management L.P. (“Alliance Capital”), investment adviser to the Alliance family of mutual funds, announced today that it has been contacted by these regulators in connection with this mutual fund investigation, and has been providing full cooperation.

Alliance Capital also announced that, based on the preliminary results of its own ongoing internal investigation concerning mutual fund transactions, it has identified conflicts of interest in connection with certain market timing transactions.  In this regard, Alliance Capital has suspended two of its employees, one of whom is a portfolio manager of the AllianceBernstein Technology Fund, and the other of whom is an executive involved with selling Alliance Capital hedge fund products.

Alliance Capital also announced that its Board of Directors today authorized a special committee, comprised of the members of its Audit Committee and the other independent member of the Board, to direct and oversee a comprehensive review of the facts and circumstances relevant to the SEC’s and the NYAG’s investigations.

Alliance Capital has had a long relationship with its mutual fund investors based on the highest principles of trust and confidence.  It is committed, above all, to safeguard their investments and to maintain that trust.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At June 30, 2003, Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) owned approximately 30.8% of the Units of limited partnership interest in Alliance Capital.  AXA Financial was the beneficial owner of approximately 55.2% of the outstanding Alliance Capital Units at June 30, 2003 (including those held indirectly through its ownership of 1.9% of the outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 55.7% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements provided by Alliance Capital in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates. Alliance Capital cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

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